UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2020

CHECKMATE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39425	36-4813934
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Checkmate Pharmaceuticals, Inc.

245 Main Street, 2nd Floor

Cambridge, MA 02142

(Address of principal executive offices, including zip code)

(617) 682-3625

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CMPI	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 7, 2020, Checkmate Pharmaceuticals, Inc. (the “Company”) entered into a Master Clinical Trial Collaboration Agreement (the “Agreement”) with Bristol Myers Squibb Company (“Bristol Myers Squibb”), for the initial purpose of evaluating the combination of CMP-001, the Company’s Toll-like receptor 9 (TLR9) agonist, and Bristol Myers Squibb’s Opdivo® (nivolumab), a PD-1 blocking antibody, in two planned Phase 2 trials to be sponsored, funded and conducted by the Company: (a) a single arm Phase 2 study of CMP-001 in combination with nivolumab in subjects with unresectable or metastatic melanoma that is refractory to PD-1 blockade as monotherapy or in combination with other therapies, and (b) a randomized Phase 2 study of first-line CMP-001 in combination with nivolumab compared to nivolumab monotherapy in subjects with unresectable or metastatic melanoma.

Pursuant to the terms of the Agreement, each party granted to the other a non-exclusive, worldwide (excluding Japan, Korea and Taiwan), non-transferable, royalty-free license, with a right to sublicense (subject to limitations), to use the other party’s intellectual property and compounds solely as necessary for the party to perform its obligations under the Agreement, including to conduct the studies, seek regulatory approval and to market/promote the other party’s compound solely for approvals, including the right to cross-reference relevant regulatory documentation. The Company shall be responsible for supplying CMP-001 and Bristol Myers Squibb shall be responsible for supplying nivolumab for the combined therapy trials, and the cost of each party’s drug product supply will be borne by such party.

Unless earlier terminated, the Agreement provides that it will remain in effect until the completion of all combined therapy trials under the collaboration, and the completion and delivery of all case report forms, analyses and final clinical study reports contemplated by each combined therapy trial. The Agreement may be terminated for cause by either party based on any uncured material breach by the other party, bankruptcy of the other party or for safety reasons. Upon termination by either party, the licenses granted to each party will terminate upon completion of any ongoing activities under the Agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which will be included as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, to be filed with the Securities and Exchange Commission.

Item 8.01 Other Events

On December 8, 2020, the Company issued a press release announcing its entry into the Agreement. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Exhibits

(d) Exhibits

99.1	Press Release, dated December 8, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHECKMATE PHARMACEUTICALS, INC.

Date: December 8, 2020	By:	/s/ Kleem Chaudhary
	Name:	Kleem Chaudhary, Ph.D.
	Title:	Chief Business Officer